Exhibit 99.1

ICON Income Fund Ten Liquidating Trust

Portfolio Overview

Third Quarter 2014

Table of Contents

Introduction to Portfolio Overview	1

Portfolio Overview	1

Transactions with Related Parties	2

Financial Statements	3

Forward Looking Statements	7

Additional Information	7

ICON Income Fund Ten Liquidating Trust

As of January 31, 2015

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten Liquidating Trust’s (the “Trust”) Portfolio Overview for the quarter ended September 30, 2014. References to “we,” “us,” and “our” are references to the Trust or the Fund (as defined below), as applicable, and references to the “Managing Trustee” and the “Manager” are references to the managing trustee of the Trust and the manager of the Fund, ICON Capital, LLC.

As of December 31, 2013, all assets and liabilities of ICON Income Fund Ten, LLC (the “Fund”) were transferred to the Trust.

The Fund raised approximately $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, during which time we began the gradual, orderly termination of our operations and affairs, and the liquidation or disposition of our equipment, leases and financing transactions. On January 26, 2015, the Trust sold its last remaining assets, two container vessels on bareboat charter to Zim Israel Navigation Co. Ltd., for an aggregate purchase price of $16,087,694 and as a result, the bareboat charters with ZIM were terminated.

On March 1, 2015, the Trust will distribute these proceeds as well as cash on hand to its beneficial owners. This distribution completes the final distribution of the remaining assets of the Trust, subject to the creation of a small reserve for the payment of expenses or obligations that may arise.  Accordingly, following the distribution, the Trust will be terminated and its reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K, 10-Q and 8-K) will cease. Once it has been determined that all expenses and obligations of the Trust have been satisfied, any remaining reserves will be distributed to the beneficial owners of the Trust.

Portfolio Overview

As of September 30, 2014, our portfolio consisted of the following investment:

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Dates:	3/31/2016
3/31/2017

ICON Income Fund Ten Liquidating Trust

Transactions with Related Parties

Our Managing Trustee performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Managing Trustee or its affiliates that are necessary to our operations.

During the three and nine months ended September 30, 2014, we incurred administrative expense reimbursements of $71,965 to our Managing Trustee. Our Managing Trustee has waived the following fees in relation to services provided during the three and nine months ended September 30, 2014 and 2013:

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
Entity	Capacity	Description	2014	2013	2014	2013
ICON Capital, LLC	Managing Trustee	Management fees	$286,709	$229,513	$850,777	$682,797
ICON Capital, LLC	Managing Trustee	Administrative expense reimbursements	-	56,428	125,764	186,519
			$286,709	$285,941	$976,541	$869,316

Our Managing Trustee also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to our Managing Trustee of $47,980 and $174,244 for the three and nine months ended September 30, 2014, respectively. We paid distributions to our Managing Trustee of $32,827 and $83,585 for the three and nine months ended September 30, 2013, respectively. Additionally, our Managing Trustee’s interest in the net income attributable to us was $5,152 and $23,151 for the three and nine months ended September 30, 2014, respectively. Our Managing Trustee’s interest in the net income attributable to us was $12,187 and $31,513 for the three and nine months ended September 30, 2013, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,070,789	$6,966,884
Current portion of net investment in finance leases	3,544,330	15,180,015
Due from Managing Trustee	69,357	-
Total current assets	9,684,476	22,146,899
Non-current assets:
Net investment in finance leases, less current portion	11,905,052	14,546,800
Other non-current assets	2,136	2,136
Total non-current assets	11,907,188	14,548,936
Total assets	$21,591,664	$36,695,835

Liabilities and Equity
Current liabilities:
Accrued expenses	$195,775	$211,145
Indemnification liability	381,582	379,806
Total liabilities	577,357	590,951

Commitments and contingencies

Equity:
Beneficial owners’ equity:
Additional beneficial owners	22,103,470	37,061,583
Managing Trustee	(1,089,163)	(938,070)
Total beneficial owners' equity	21,014,307	36,123,513
Noncontrolling interests	-	(18,629)
Total equity	21,014,307	36,104,884
Total liabilities and equity	$21,591,664	$36,695,835

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue and other income:
Finance income	$711,600	$1,445,515	$2,738,112	$4,584,971
(Loss) income from investment in joint ventures	-	(150,702)	1,379	(755,478)
Interest and other income (loss)	10,871	(19,902)	(1,723)	337
Total revenue and other income	722,471	1,274,911	2,737,768	3,829,830
Expenses:
Administrative expense reimbursements	71,965	-	71,965	-
General and administrative	135,293	56,203	332,025	715,818
Total expenses	207,258	56,203	403,990	715,818
Net income	515,213	1,218,708	2,333,778	3,114,012
Less: net income (loss) attributable to noncontrolling interests	-	-	18,629	(37,283)
Net income attributable to Fund Ten Liquidating Trust	515,213	1,218,708	2,315,149	3,151,295

Other comprehensive income:
Change in fair value of derivative financial instruments	-	13,218	-	52,053
Total other comprehensive income	-	13,218	-	52,053
Comprehensive income	515,213	1,231,926	2,333,778	3,166,065
Less: comprehensive income (loss) attributable to
noncontrolling interests	-	-	18,629	(37,283)
Comprehensive income attributable to Fund Ten Liquidating Trust	$515,213	$1,231,926	$2,315,149	$3,203,348

Net income attributable to Fund Ten Liquidating Trust allocable to:
Additional beneficial owners	$510,061	$1,206,521	$2,291,998	$3,119,782
Managing Trustee	5,152	12,187	23,151	31,513
	$515,213	$1,218,708	$2,315,149	$3,151,295

Weighted average number of additional beneficial owners'
interests outstanding	148,211	148,211	148,211	148,211
Net income attributable to Fund Ten Liquidating Trust per weighted
average additional beneficial owners' interest outstanding	$3.44	$8.14	$15.46	$21.05

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Changes in Equity

	Beneficial Owners' Equity
	Additional Beneficial Owners' Interests	Additional Beneficial Owners	Managing Trustee	Total Beneficial Owners' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2013	148,211	$37,061,583	$(938,070)	$36,123,513	$(18,629)	$36,104,884
Net income	-	999,635	10,097	1,009,732	37,415	1,047,147
Distributions	-	(7,500,094)	(75,759)	(7,575,853)	-	(7,575,853)
Balance, March 31, 2014 (unaudited)	148,211	30,561,124	(1,003,732)	29,557,392	18,786	29,576,178
Net income (loss)	-	782,302	7,902	790,204	(18,786)	771,418
Distributions	-	(5,000,002)	(50,505)	(5,050,507)	-	(5,050,507)
Balance, June 30, 2014 (unaudited)	148,211	26,343,424	(1,046,335)	25,297,089	-	25,297,089
Net income	-	510,061	5,152	515,213	-	515,213
Distributions	-	(4,750,015)	(47,980)	(4,797,995)	-	(4,797,995)
Balance, September 30, 2014
(unaudited)	148,211	$22,103,470	$(1,089,163)	$21,014,307	$-	$21,014,307

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$2,333,778	$3,114,012
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(2,738,112)	(4,584,971)
Loss from investment in joint ventures	-	755,478
Interest and other loss (income)	1,776	(526)
Changes in operating assets and liabilities:
Collection of finance leases	17,015,545	10,450,439
Other assets, net	-	88,623
Due from Managing Trustee	(69,357)	-
Accrued expenses	(15,370)	190,485
Other current liabilities	-	(13,481)
Net cash provided by operating activities	16,528,260	10,000,059
Cash flows from investing activities:
Distribution from joint venture	-	7,139
Net cash provided by investing activities	-	7,139
Cash flows from financing activities:
Distributions to noncontrolling interests	-	(8,817)
Distributions to beneficial owners	(17,424,355)	(8,358,705)
Net cash used in financing activities	(17,424,355)	(8,367,522)
Net (decrease) increase in cash and cash equivalents	(896,095)	1,639,676
Cash and cash equivalents, beginning of period	6,966,884	1,805,049
Cash and cash equivalents, end of period	$6,070,789	$3,444,725

ICON Income Fund Ten Liquidating Trust

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.